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                                                                   EXHIBIT 16.1



                                 July 23, 1998



Securities and Exchange Commission
Washington, DC 20549

RE:  Forsyth Bancshares, Inc.
     File No. 333-10909

Ladies and Gentlemen:

We were previously principal accountants for Forsyth Bancshares, Inc. and, under the date of February 3, 1998, we reported on the consolidated financial statements of Forsyth Bancshares, Inc. and subsidiary as of and for the years ended December 31, 1997 and 1996. On March 17, 1998 our appointment as principal accountants was terminated. We have read Forsyth Bancshares, Inc.'s statements included under item 8 of its Form 10-KSB dated March 31, 1999 and we agree with such statements, except that we are not in a position to agree or disagree with Forsyth Bancshares, Inc.'s statements under item 4(a)(iii) and the statements under item 4(b)(i) regarding new independent accountants.


                                 Very truly yours,

                                 /s/ Porter Keadle Moore, LLP

                                 PORTER KEADLE MOORE, LLP